ADVISORY AGREEMENT
                                                                    Exhibit A.
                                                                    ----------

        ADVISORY AGREEMENT, dated as of this 14th day of October, 1993 (the "Agreement"), by and between PHARMA/wHEALTH Management Company S.A., a company incorporated under the laws of Grand Duchy of Luxembourg (the "Management Company"), and M and I Investors, Inc., a Delaware corporation, which will make available the services of Messrs. Mehta and Isaly and their whole professional organisation and its resources (the "Advisor").

        PHARMA/wHEALTH, organized under the laws of the Grand Duchy of Luxembourg as a mutual investment fund (fond commun de placement) (the "Fund"), has retained the Management Company to manage the Fund's assets and appoint such advisors in so doing, and the Management Company desires to engage the Advisor in rendering such services to the Fund.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

        1. Appointment. The Management Company hereby appoints the Advisor to provide investment advice and other services to it on behalf of the Fund during the period of this Agreement and on the terms and conditions contained herein, and the Advisor hereby accepts such appointment.

        2. Duties of the Advisor. The Management Company may at any time give the Advisor guidelines and/or directions relating to the Advisor's duties hereunder, both in regard to the general policy of the Fund and in regard to specific matters and, subject to the foregoing:

        (a) The Advisor shall manage, under the supervision and responsibility of the Management Company, the investment and reinvestments of the Fund's assets and sell, redeem or exchange the same, without any rights to custody or possession of such assets, provided that the Advisor shall observe and comply with the Management Regulations of the Fund, all investment policies and restrictions and other limitations set out in the Prospectus of the Fund as amended or supplemented from time to time (the "Prospectus") and all laws and regulations applicable to the Fund and the public sale of its shares (the "Shares");

        (b) The Advisor may enter into such contracts in the name of the Fund as may be necessary to carry out its duties hereunder. All records relating to the Fund's portfolio transactions maintained by the Advisor shall be made available for inspection or audit by the Fund and the Management Company, or by a qualified public accountant acting on their behalf or a duly appointed representative of the Fund, both before and after termination of the Agreement.


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        (c) The Advisor shall, in the event the availability of any particular security is limited and investment in that security is in keeping with the investment policies, guidelines and objectives of the Fund and also with the investment policies, guidelines and objectives of one or more other funds or client accounts for which the Advisor is responsible, treat the Fund's requirements on a fair and equitable basis.

        3. Allocation of Charges and Expenses. Each party shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto.

        4. Compensation of Advisor. For the services rendered by the Advisor, the Management Company shall pay to the Advisor at the end of each quarter a fee based upon the average of the net assets of the Fund on the Valuation Dates (as defined in the Prospectus) of the relevant quarter, as determined and computed in accordance with the description of the determination of the net asset value contained in the Prospectus, at the annual rate of five-eighths of one percent (the "Fixed Fee"). Such fee will be calculated on each Valuation Date of each quarter.

        The Advisor is also entitled to receive sixty-two and one-half percent of the twenty percent annual performance fee (the "Performance Fee") received by the Management Company if the Fund's performance is in excess of eight percent in any year and the Advisor shall receive seventy percent of the portion of the Performance Fee earned for performance in excess of twenty percent in any year and the amount, if any, payable to the Advisor shall be paid no later than 7 days after receipt by the Management Company of its Performance Fee, which will be paid after the end of each fiscal year of the Fund.

        Moreover, the Performance Fee is only paid when and if the Net Asset Value per Share reaches a new high compared to the previous high and only on the new excess appreciation over the previous high for the Net Asset Value per Share. The Net Asset Value per Share will also be adjusted to reflect dividends and other distributions.

        All matters relating to the Fixed Fee and Performance Fee shall be determined in accordance with the Prospectus.

        The Management Company and the Advisor intend to enter into a deferred fee agreement pursuant to which the Advisor may elect to defer the receipt of all or any portion of the Fixed Fee and Performance Fee that shall become payable to it for any year pursuant to this Section (4). To the extent such fees are not deferred, the Management Company shall pay the Advisor's Fixed Fee and Performance Fee to a bank account as designated in writing by and in accordance with the instructions of the Advisor. At the option of the Advisor, such payment shall be made to a bank account outside of the U.S. in currency other than


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U.S. dollars. The first such payments may reflect partial periods, in which case payments with respect thereto shall be calculated on a pro rata basis in accordance with the number of Valuation Dates occurring therein.

        If this Agreement is terminated prior to the end of a calendar quarter, the Fixed Fee to which the Advisor shall be entitled in respect of such quarter shall be calculated on a pro rata basis in accordance with the number of Valuation Dates in the quarter during which the Agreement was in effect. The Performance Fee to which the Advisor shall be entitled during any such period shall be commensurate to the contribution, as calculated by the Management Company in its absolute discretion, of the Advisor to the total Performance Fee for the complete year, with the exception of termination caused by paragraph 11(d) below, in which case the Advisor shall be entitled to the Performance Fee accrued at the last Valuation Date of this Agreement and such Performance Fee shall be paid to the Advisor after the completion of the Fiscal Year during which the termination occurred.

        5. Use of Securities Broker. The Advisor may utilize the services of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price and timeliness of execution.

        6. Limitation on Liability of the Advisor. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except where such error or loss results from the Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder.

        7. Indemnities. The Advisor agrees to indemnify the Management Company and the Fund, and their respective directors, officers, agents, employees and affiliates and any person who controls such persons or entities from, and to hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened, relating to any breach or alleged breach of the Advisor's obligations, duties, representations and warranties as set forth in this Agreement; including, without limitation, amounts paid in settlement, court costs, and reasonable fees and disbursements of counsel incurred in connection with any such pending or threatened investigation, litigation or other proceedings.

        The Management Company agrees to indemnify the Advisor and its directors, officers, agents, employees and affiliates and any person who controls the Advisor from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened, relating to the offering and distribution of shares


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                                        4

of the Funds ("Shares") and the Advisor's obligations and duties set forth in this Agreement with respect to such offering and distribution of Shares (excluding any losses, liabilities, claims, damages or expenses incurred by reason of the breach by the Advisor of its obligations, duties, representations or warranties hereunder or the gross negligence, bad faith or willful misconduct of the Advisor); including, without limitation, amounts paid in settlement, court costs, and reasonable fees and disbursements of counsel incurred in connection with any such pending or threatened investigation, litigation or other proceedings.

        8. Representations and Warranties. (a) The Management Company hereby represents and warrants to the Advisor as follows: the Management Company is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority under its Articles of Incorporation to transact the business herein contemplated and is duly qualified and in good standing under the laws of each jurisdiction where the conduct of its business requires, or the performance of its obligations under this Agreement would require, and has the power and authority to execute, deliver and perform this Agreement and all obligations required of it hereunder. No consent of any other person including, without limitation, creditors of the Management Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required by the Management Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement constitutes, and each instrument or document required hereunder when executed and delivered will constitute, the legal, valid and binding obligation of the Management Company enforceable against the Management Company in accordance with its terms.

        (b) The Advisor hereby represents and warrants to the Management Company as follows:

          (i) The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority under its Certificate of Incorporation to own its assets and to transact the business in which it is presently engaged and is duly registered or exempt from registration under applicable securities laws and has all necessary qualifications to carry out its duties hereunder, and the Advisor covenants to use its best efforts to maintain the same at all times to the extent required for purposes of carrying out its duties hereunder, and shall immediately notify the Management Company if such registration and/or qualification should lapse or terminate for any reason whatsoever; and the Advisor has the power and authority under its Certificate of Incorporation to execute, deliver and perform this Agreement and all obligations required of it hereunder. This Agreement constitutes, and each instrument or document required hereunder when executed and delivered will constitute, the legal, valid and binding obligation of the Advisor enforceable against the Advisor in accordance with its


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                                        5

     terms. No consent of any other person including, without limitation, stockholders or creditors of the Advisor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those which have been obtained or will be obtained in connection with this Agreement, is required by the Advisor in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          (ii) All of the information provided by the Advisor, including the information provided by it for use in the Prospectus and related documents in connection with the sale of Shares of the Fund, is and will continue to be accurate in all material respects and does not and will not omit any material facts necessary in order to make the statements made, in light of the circumstances under which they were made or shall be made, not misleading. The Advisor agrees to provide such of the foregoing information as may be required from time to time by the Management Company, and all such information shall also be subject to the foregoing representation and warranty regarding the continuous accuracy of information provided by the Advisor.

          (iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Advisor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Advisor or its Certificate of Incorporation or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Advisor is a party or by which the Advisor or any of its assets are bound, the violations of which, taken as a whole, would have a material adverse affect on the business operations, assets or financial condition of the Advisor, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

        9. Exclusivity. Messrs. Viren Mehta and Samuel D. Isaly, the Advisor and its affiliates, partners, associates, and employees (together, for purposes of this Section 9, the "Advisor") do not presently and will not act as an investment adviser, subadviser and/or portfolio manager to any European fund other than the Fund until the later of (a) three full fiscal years of the Fund following the date hereof or (b) for one full fiscal year of the Fund after the date of termination hereof; provided, that (i) if the Management Company terminates this Agreement at any time for any reason other than a beach by the Advisor or its nonperformance of its duties and obligations hereunder, or (ii) if the Management Company is unable to perform its duties under this Agreement for any reason other than such a beach or nonperformance by the Advisor, the terms of this Section 9 shall not limit the activities of the Advisor after the effective date of such termination.


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                                        6

        Notwithstanding the foregoing, if after a period of 24 months from the initial Valuation Date of the Fund (the "Period") (1) the Net Asset Value per Share of the Fund has increased by more than (a) the percentage increase, if any, of the Mehta and Isaly Pharma Index ("Index") during the Period plus (b) an increase of 3% of the Net Asset Value per Share at the Fund at the end of the Period compared to its Net Asset Value per Share at the commencement of the Period and (2) the Fund has achieved an annualized performance in excess of 20% above its initial Net Asset Value per Share, then the Management Company, upon notification by the Advisor within 60 days after the end of the Period, shall be given a period of 12 months to use its best efforts to raise an additional $50 million in assets for the Fund or an amount which would bring total assets of the Fund to $150 million, whichever is less. If the Management Company is unable for any reason to raise such additional assets within such 12-month period, the terms of this Section 9 shall not preclude the Advisor from acting as an investment adviser, subadviser and/or portfolio manager on behalf of any European funds other than the Fund; provided that, until December 31, 1999, the Advisor may so act on behalf of such other European funds only if the portion of the combined assets thereof that is invested in companies with a capitalization of under $500 million ("smaller capitalization companies"), when added to the assets of the Fund that are invested in smaller capitalization companies, does not exceed $150 million.

        10. Assignment. This Agreement may not be assigned by the Advisor. The Advisor shall not delegate in any manner whatsoever its responsibilities hereunder not engage other investment counsel in connection therewith.

        11. Term and Termination. This Agreement shall be in full force and effect for two years from the date hereof and may not be terminated by either party during such initial two year period, except that the Management Company may terminate this Agreement at any time, without notice or upon such notice as is reasonable in the circumstances (in the sole discretion of the Management Company), in the event of:

        (a) a breach by the Advisor of any of its representations and warranties contained herein or the nonperformance of its duties and obligations hereunder; or bad faith, gross negligence or willful misconduct, of the Advisor:

        (b) with respect to either the Advisor [or Mehta and Isaly], its bankruptcy or insolvency, the passing of a resolution for its dissolution or the issuance of an order for dissolution, the making of a general assignment for the benefit of its creditors, or the failure of either Messrs. Mehta or Isaly to continue to be available and participate on substantially the same basis as currently in the activities of each such entity;

        (c) in the event the Advisor fails to obtain or maintain any necessary registration or qualification in any jurisdiction required to effect the purposes of this Agreement; or


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                                        7

        (d) the failure of the Advisor for any consecutive twenty-four month period to cause the net asset value per share of the Fund to increase by more than (a) the increase, if any, of the Index in that period plus (b) 3% of the closing value of the Index at the end of the period, as indicated by the Fund's performance as calculated net of dividends on a pre-tax basis.

        After the expiration of the initial two year period, this Agreement may be terminated at any time by either the Management Company or the Advisor by giving the other party 60 days' prior written notice of termination. Upon termination of this Agreement, the Advisor shall not be entitled to any further fees except those which have accrued up to the date of such termination. Notwithstanding any termination, (i) the Advisor shall up-date and reconcile all books and records maintained by it and submit the same and all final financial reports relating to the management and investment of the Fund's assets promptly to the Management Company and (ii) the provisions of Section 9 shall remain in effect.

        12. Notice. Any notice contemplated hereunder shall be in writing and may be given by personal delivery or by sending the same by electronic or computer communication to the party for whom it is intended. Any notice so delivered or sent shall be effective on the date of delivery or sending, as the case may be. Any party may give written notice of change of address in the same manner, in which event, any notice shall thereafter be given to it, as herein provided, at such changed address. Until changed, the addresses for notice of the parties shall be:


if to the Management Company, at:              with a copy to:

      PHARMA/wHEALTH Management                Kramer, Levin, Naftalis, Nessen,
             Company S.A.                            Kamin & Frankel
      [Address]                                919 Third Avenue
      Attention:                               New York, NY  10022
      Fax No.:                                 Attn:  Paul S. Schreiber

and

if to the Advisor, at:                         with a copy to:

      [Name of Entity]                               [Name of Firm]
      [Address]                                      [Address]
      Attention:                                     Attention:
      Fax No.:                                       Fax No.:


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                                        8

        13. Miscellaneous.

        (a) Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of the conflicts of laws thereof.

        (b) Entire Agreement/Amendments This Agreement contains the entire understanding of the parties with respect to the retention of the Advisor by the Management Company. This Agreement may not be altered, modified, or amended except by written instrument signed by each of the parties hereto.

        (c) No Waiver The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

        (d) Severability In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

        (e) Arbitration: Choice of Forum Any dispute between the parties to this Agreement arising from or relating to the terms of this Agreement or the retention of the Advisor by the Management Company shall be submitted to arbitration in the City of New York under the auspices of the American Arbitration Association. Subject to the preceding sentence, the forum of any legal action or proceeding arising from or relating to this Agreement or such retention shall be the State of New York and, in the case of legal actions, the United Stares federal district court for the Southern District of New York. Any award rendered in any arbitration pursuant to this Section 13(e) may be enforced in any such forum. By execution and delivery of this Agreement, each of the parties to this Agreement accepts for himself or itself the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Advisor and the Management Company, agree within 30 days of the date hereof, to appoint irrevocably respective agents as their agents to receive service of process on their behalf in any such proceeding in any such court in the State of New York. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

        (f) Other Arrangements It is recognized by the parties hereto that the Bank Sal. Oppenheim jr. & Cie. Schweiz AG, the Advisor, Messrs. Mehta and Isaly, Mr.


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                                        9

Joel R. Mesznik and their respective affiliates and employees have had and will continue to have business relationships amongst themselves which may be expanded in the future.

        (g) Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. This Agreement shall be effective when each of the parties has executed and delivered at least one counterpart thereof.

        (h) Headings The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof and shall not affect the interpretation hereof.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


M AND I INVESTORS, INC.                      PHARMA/wHEALTH MANAGEMENT
                                                      COMPANY S.A.

By: /s/ Samuel D. Isaly                      By:  /s/ Joel R. Mesznik
-------------------------------------        ----------------------------------
Title: President                             Title: Director

ATTEST:                                      ATTEST:

   /s/ Stephen E. Elliott                         /s/ Stephen E. Elliott
-------------------------------------        ----------------------------------

As to Section 9 only.                        As to Section 9 only.

   /s/ Viren Mehta                                /s/ Samuel D. Isaly
-------------------------------------        ----------------------------------
Mr. Viren Mehta                              Mr. Samuel D. Isaly

ATTEST:                                      ATTEST:

    /s/ Stephen E. Elliott                        /s/ Stephen E. Elliott
-------------------------------------        ----------------------------------